Exhibit (n)

KPMG LLP

One Financial Plaza

755 Main Street

Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Aetna Multi-Strategy 1099 Fund:

We consent to the use of our report included (incorporated by reference) herein and to the reference to our firm under the headings, “Financial Highlights” and “Independent Registered Public Accounting Firm; Legal Counsel” in this Registration Statement (811-22713) on Form N-2.

Hartford, Connecticut

January 30, 2017

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

KPMG International Cooperative (“KPMG International”), a Swiss entity.